UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2011

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 20, 2011, we entered into a Master Agreement (the “HCP II JV Agreement”) with New York State Common Retirement Fund (“NYSCRF”) and our sponsor, Hines Interests Limited Partnership (“HILP”), setting forth the terms pursuant to which the parties intend to jointly invest in high-quality, build-to-suit and buy-to-suit real estate projects in the United States.  The targeted projects may include Class A office projects and, to a lesser extent, medical office projects, located in major cities and primarily occupied by single-tenant users.  We refer herein to HILP together with our company as the “Hines JV Entities” and to the Hines JV Entities together with NYSCRF as the “HCP II JV.”  The HCP II JV Agreement sets forth certain rights and obligations between the parties, including the following key provisions:

·
We will have the right, but not the obligation, to invest 30% of the required equity in all projects with a projected project cost in excess of $100 million, or “co-investment projects” and no right to invest in projects with a projected cost of less than $100 million, subject to the exception that, if we elect not to invest in any co-investment project, we will lose our co-investment rights for any and all future projects under the HCP II JV Agreement.

·
Each co-investment project will be held by a separate entity which will be owned directly or indirectly by the HCP II JV (each a “Project Company”).  Each Project Company will be managed by HILP or an affiliate of HILP, subject to the rights of NYSCRF to approve certain major decisions such as the sale of any property (other than in a “forced sale” as set forth below), the entry into new debt financings and any merger or similar extraordinary transaction.  We will not have any separate approval rights with respect to each Project Company, other than with respect to a limited set of protective provisions related to maintenance of our REIT status.

·	The agreement contains procedures for making distributions to the parties including incentive distributions to Hines, which are subject to certain return thresholds being achieved.

·
Subject to certain exceptions, the HCP II JV will have priority with respect to: (i) domestic build-to-suit and buy-to-suit projects that conform to the portfolio investment guidelines established pursuant to the HCP II JV Agreement, (ii) the acquisition of an existing domestic office building at least 75% of whose leasable space is unleased or becoming available and for which HILP has identified a lead tenant with whom HILP is in active discussions for a lease of 75% or more of the leasable space in such building; and (iii) the acquisition of a vacant site in the United States, which is suitable for office development.  If HILP fails to comply with this priority arrangement, NYSCRF, as a remedy for such failure may elect to deem the Hines JV Entities in “default” and trigger the “buy-sell mechanism” described below with respect to all projects held by the Project Companies.

·
In the event of a dead-lock over major decisions between HILP and NYSCRF and/or upon the default by one of the HCP II JV parties after substantial completion of a project, each of HILP and NYSCRF has the right to trigger a buy-sell mechanism, in which either party may offer to purchase the entire interest of the other party and the offeree must sell its interest at the offered price or purchase the interest of the offeror based on the same originally offered price.  If the buy-sell mechanism is triggered due to a dead-lock over a major decision, then the mechanism may only be applied at the individual project level.  If the mechanism is triggered due to a “default,” then the mechanism may be applied at either the project level or on a portfolio-wide basis. If the buy-sell mechanism is triggered and NYSCRF purchases HILP’s interest in the co-investment project, then NYSCRF will also purchase our interest in the co-investment project.

·
Two years after (i) such time as at least 90 percent of the net rentable area in a co-investment project is occupied by rent-paying tenants and (ii) the twelve-month anniversary of the date of substantial completion of a co-investment project, HILP or NYSCRF may initiate a “forced sale” of such project by the venture, whereby the venture must market the project for sale to a third party if the non-initiating party does not exercise its right of first opportunity to buy the property at the price proposed by the initiating party.  If HILP initiates the forced sale and NYSCRF elects to purchase HILP’s interest in the co-investment project, then NYSCRF will also purchase our interest in the co-investment project.

·
As compensation for providing development management services, HILP will be paid by each Project Company a development management fee equal to 4.6% of the total budgeted project cost, excluding costs related to financing and real estate taxes, certain land costs, certain tenant improvement costs and proportionate amounts of the budgeted contingency for such costs.  The development management fee will be paid over the development period of the related project.

·
As compensation for providing leasing services, HILP will be paid by each Project Company a leasing fee equal to 1.5% of the gross rents payable under each new lease or renewal for the first 10 years of the lease term and 0.75% of the gross rents payable for the next five years of the lease term, to the extent the lease term exceeds 10 years.  Half of the leasing fee will be paid upon lease signing and the remainder will be paid upon the commencement of payment of rent under the lease.

·
As compensation for providing property management services, HILP will be paid by each Project Company on a monthly basis a property management fee equal to the lesser of (i) the amount to be reimbursed by tenants for property management fees pursuant to their leases and (ii) 2% of gross revenues plus recovery of direct costs from the property.

·	Unless terminated earlier by NYSCRF, the investment period for the HCP II JV will terminate on the earlier of (i) July 20, 2014 or (ii) the date as of which substantially all of NYSCRF’s allocated capital ($450 million) has been committed.

As stated earlier, our participation in projects under the HCP II JV Agreement is purely a right and not an obligation. Our investment in any such project will be subject to the approval of our board of directors. There can be no assurances that we will invest any amounts under the HCP II JV Agreement.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential investments described herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to continue to raise offering proceeds, the possibility that Hines Global may determine not to close on the acquisition after completing additional due diligence, and other risks described in the “Risk Factors” section of Hines Global’s prospectus, dated April 29, 2011, its Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

July 26, 2011	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer